UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  February 1, 2008
(Date of earliest event reported)

DCAP GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-1665	36-2476480
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

1158 Broadway, Hewlett, NY	11557
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (516) 374-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

     On February 1, 2008, Payments Inc. (“Payments”), a wholly-owned subsidiary of DCAP Group, Inc., sold its outstanding premium finance loan portfolio to Premium Financing Specialists, Inc. (“PFS”).  The salient terms of the sale are as follows:

• The purchase price for the acquired loan portfolio was approximately $11,845,000, of which approximately $268,000 was paid to Payments.  The remainder of the purchase price was satisfied substantially by the assumption of liabilities of Payments, including the satisfaction of Payments’ premium finance revolving credit line obligation to Manufacturers and Traders Trust Company.

• Payments shall be entitled to receive an additional amount based upon the net earnings generated by the acquired loan portfolio.

• PFS has agreed that, during the five year period ending January 31, 2013 (subject to automatic renewal for successive two year terms under certain circumstances), it will purchase, assume and service all eligible premium finance contracts originated by Payments in the states of New York, New Jersey and Pennsylvania.  In connection with such purchases, PFS shall be obligated to pay to Payments a fee generally equal to a percentage of the amount financed.

Item 9.01.	Financial Statements and Exhibits.
(b)

Pro Forma Financial  Information:
(i) Explanatory Note with regard to Unaudited Pro Forma Condensed Consolidated Financial Statements
(ii) Pro Forma Condensed Consolidated Balance Sheet of the Company as of September 30, 2007
(iii) Pro Forma Condensed Consolidated Statement of Income for the nine months ended September 30, 2007
(iv) Pro Forma Condensed Consolidated Statement of Income for the year ended December 31, 2006
(v) Notes to Unaudited Pro Forma Financial Statements

(d)	Exhibits:

	2.1	Amended and Restated Purchase and Sale Agreement, dated as of February 1, 2008, by and among Premium Financing Specialists, Inc., Payments Inc. and DCAP Group, Inc.

DCAP GROUP, INC AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS
EXPLANATORY NOTE

The following unaudited pro forma condensed consolidated financial statements give effect to the sale (the "Sale") of the premium finance receivable assets of Payments Inc. (“Payments”), a wholly-owned subsidiary of DCAP Group, Inc. (the "Registrant"), to Premium Financing Specialists, Inc. (“PFS”) and the assumption of certain liabilities (primarily premiums payable) and the liquidation of the revolving credit line of Payments by PFS.  These pro forma financial statements are presented for illustrative purposes only and therefore are not necessarily indicative of the operating results and financial position that might have been achieved had the Sale occurred as of an earlier date, nor are they necessarily indicative of the operating results and financial position which may occur in the future.

A Pro Forma Condensed Consolidated Balance Sheet is provided as of September 30, 2007, giving effect to the Sale as though it had been consummated on that date.  Pro Forma Condensed Consolidated Statements of Income are provided for the nine months ended September 30, 2007, giving effect to the Sale as though it had occurred on January 1, 2007, and the year ended December 31, 2006, giving effect to the Sale as though it had occurred on January 1, 2006.

The pro forma financial statements are based on preliminary estimates of values and transaction costs.  Accordingly, the actual recording of the transaction may differ from these pro forma financial statements.

The pro forma condensed consolidated financial statements presented as of September 30, 2007 and for the nine months then ended and for the year ended December 31, 2006 are derived from the separate historical consolidated financial statements of the Registrant and should be read in conjunction with the audited and unaudited consolidated financial statements of the Registrant (included in its Annual Report on Form 10-KSB for the year ended December 31, 2006 and Quarterly Report on Form 10-QSB for the period ended September 30, 2007).

DCAP GROUP, INC. AND
SUBSIDIARIES
Pro Forma Condensed Consolidated Balance Sheet
9/30/2007 (unaudited)

Assets	As Reported	Pro Forma Adjustments		Pro Forma

Current Assets:
Cash and cash equivalents	$1,000,725	$279,659	A	$1,225,384
		(25,000)	D
		(30,000)	B
Accounts receivable, net	878,761	-		878,761
Finance contracts receivable, net	13,423,523	(13,423,523)	A	-
Due from purchaser	-	294,646	E	294,646
Prepaid expenses and other current assets	418,291	-		418,291
Deferred income taxes	76,000	-		76,000
Total Current Assets	15,797,300	(12,904,218)		2,893,082
Property and Equipment, net	465,576	-		465,576
Goodwill	2,601,257	-		2,601,257
Other Intangibles, net	268,042	-		268,042
Notes Receivable,net	4,854,318	-		4,854,318
Deposits and Other Assets	170,969	(68,505)	C	102,464
Total Assets	$24,157,462	$(12,972,723)		$11,184,739

Liabilities and Stockholders' Equity

Current Liabilities:
Revolving credit line	$9,601,676	$(9,601,676)	A	$-
Accounts payable and accrued expenses	686,896			686,896
Premiums payable	3,247,542	(3,247,542)	A	-
Current portion of long-term debt	2,091,263	-		2,091,263
Mandatorily Redeemable Preferred Stock	780,000	-		780,000
Other current liabilities	153,677	-		153,677
Total Current Liabilities	16,561,054	(12,849,218)		3,711,836

Long-Term Debt	653,971	-		653,971
Deferred Income Taxes	532,201	-		532,201

Commitments

Stockholders' Equity:
Common stock	37,505	-		37,505
Preferred stock				-
Capital in excess of par	11,773,130	-		11,773,130
Deficit	(4,214,619)	(68,505)	C	(4,338,124)
		(25,000)	D
		(30,000)	B
	7,596,016	(123,505)		7,472,511
Treasury stock, at cost	(1,185,780)	-		(1,185,780)
Total Stockholders' Equity	6,410,236	(123,505)		6,286,731
Total Liabilities and Stockholders' Equity	$24,157,462	$(12,972,723)		$11,184,739

Pro Forma Condensed Consolidated Balance Sheet (continued)
9/30/2007 (unaudited)

A) To record net proceeds from sale of premium finance receivables to PFS, liquidation of credit line and payment of unfunded premiums due to insurance carriers by PFS.
B) To record estimated transaction costs associated with the sale.
C) To record write-off of deferred financing costs associated with terminated credit line.
D) To record payment of early termination fee on credit line.
E) To record holdback amount from purchase price that will be adjusted one year after closing date.

DCAP GROUP, INC. AND
SUBSIDIARIES
Pro Forma Condensed Consolidated Statement of Income
Nine Months Ended September 30, 2007 (unaudited)

	As Reported	Pro Forma Adjustments		Pro Forma
Revenue:
Commissions and fees	$4,486,855	$-		$4,486,855
Premium finance revenue	2,419,506	(2,419,506)	A	417,265
		417,265	B
Total Revenue	6,906,361	(2,002,241)		4,904,120

Operating Expenses:
General and administrative expenses	5,849,432	(1,084,110)	A	4,841,259
		75,937	C
Provision for finance receivable losses	396,065	(396,065)	A	-
Depreciation and amortization	287,430	(75,349)	A	214,716
		2,635	C
Interest expense	498,519	(498,519)	A	-
Total Operating Expenses	7,031,446	(1,975,471)		5,055,975

Operating Income	(125,085)	(26,770)		(151,855)

Other (Expense) Income:
Interest income - notes receivable	971,333	-		971,333
Interest expense	(397,963)	232	A	(397,731)
Other, net	72,942	-		72,942
Total Other (Expense) Income	646,312	232		646,544

Income Before Provision for Income Taxes	521,227	(26,538)		494,689
Provision for Income Taxes	238,049	(11,942)	D	226,107
Net Income	$283,178	$(14,596)		$268,582
Net Income Per Common Share:
Basic:	$0.10			$0.09

Diluted:	$0.10			$0.09

Weighted Average Number of Shares Outstanding:
Basic	2,962,683			2,962,683

Diluted	3,288,072			3,288,072
A) To eliminate historical revenue and expenses associated with premium financing of insurance contracts. See Note 1 of Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements for a description of pro forma adjustments related to general and administrative expenses.
B) To record estimated fee revenues from the sale of new premium finance contracts to PFS as if the sales commenced on January 1, 2007.
C) To record estimated expenses from the sale of premium finance contracts to PFS as if the sale occured on January 1, 2007. See Note 1 of Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements for a description of pro forma adjustments related to general and administrative expenses.
D) To record tax benefit based on historical tax rate for the period presented.

DCAP GROUP, INC. AND SUBSIDIARIES
Pro Forma Condensed Consolidated Statement of Income
Year Ended December 31, 2006 (unaudited)
		Pro Forma
	As Reported	Adjustments		Pro Forma
Revenue:
Commissions and fees	$7,121,724	$-		$7,121,724
Premium finance revenue	3,960,223	(3,960,223)	A	687,431
		687,431	B
Total Revenue	11,081,947	(3,272,792)		7,809,155

Operating Expenses:
General and administrative expenses	8,965,066	(1,695,779)	A	7,346,388
		77,101	C
Provision for finance receivable losses	650,005	(650,005)	A	-
Depreciation and amortization	456,614	(171,430)	A	288,697
		3,513	C
Interest expense	824,382	(824,382)	A	-
Total Operating Expenses	10,896,067	(3,260,982)		7,635,085

Operating Income	185,880	(11,810)		174,070

Other (Expense) Income:
Interest income - notes receivable	1,182,844	-		1,182,844
Interest expense	(490,946)	-		(490,946)
Other, net	46,559	-		46,559
Total Other (Expense) Income	738,457	-		738,457

Income Before Provision for Income Taxes	924,337	(11,810)		912,527
Provision for Income Taxes	415,952	(5,314)	D	410,638
Net Income	$508,385	$(6,496)		$501,890

Net Income Per Common Share:
Basic:	$0.18			$0.17

Diluted:	$0.17			$0.17

Weighted Average Number of Shares Outstanding:
Basic	2,888,805			2,888,805

Diluted	3,250,937			3,250,937

A) To eliminate historical revenue and expenses associated with premium financing of insurance contracts adjusted for certain inter-segment re-allocations.  See Note 1 of Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements for a description of pro forma adjustments related to general and administrative expenses.
B) To record estimated fee revenues from the sale of new premium finance contracts to PFS as if the sales commenced on January 1, 2006.
C) To record estimated expenses from the sale of premium finance contracts to PFS as if the sale occurred on January 1, 2006. See Note 1 of Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements for a description of pro forma adjustments related to general and administrative expenses.
D) To record tax benefit based on historical tax rate for the period presented.

DCAP Group, Inc. and Subsidiaries
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

1. Pro Forma Adjustments – General and Administrative Expenses

	Nine Months	Year
	Ended	Ended
	September 30,	December 31,
	2007	2006
Historical general and administrative expenses associated with premium financing of insurance contracts:
Customer processing	$ (695,497)	$ (1,096,600)
Employment costs	(180,129)	(323,276)
Occupancy costs	(37,860)	(43,772)
Other costs and expenses	(170,624)	(232,131)
Total	$ (1,084,110)	$ (1,695,779)

Estimated general and administrative expenses associated with the sale of premium finance contracts to PFS as if the sale occurred at the beginning of the periods presented:
Employment costs	$ 38,367	$ 38,367
Other costs and expenses	37,570	38,734
Total	$ 75,937	$ 77,101

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCAP GROUP, INC.

February 7, 2008	By:	/s/ Barry B. Goldstein
Barry B. Goldstein
President